Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

**** INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SUPPLY CONTRACT

Soda Ash

(Sodium Carbonate, Anhydrous)

High Purity Dense Grade for Domestic Locations

Standard Grade Dense Soda Ash for Export Locations

THIS SUPPLY CONTRACT, dated as of February 29, 1996, between OCI Chemical Corporation, a Delaware corporation (herein, together with its successors and assigns, “Seller”), and Rhone-Poulenc Inc., a New York corporation (herein, together with its successors and permitted assigns, “Buyer”):

Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, on the following terms and conditions:

1. Contract Period. This Contract covers the period from the date hereof to December 31, 2005, and shall continue thereafter for successive terms of one calendar year each, unless terminated by Buyer or Seller on not less than 12 months prior written notice to the other party or unless sooner terminated as provided herein.

2. Material. This Contract covers the following material:

(a) For Deliveries to Domestic Locations: High Purity Dense Grade Soda Ash (Sodium Carbonate, Anhydrous), as per the attached specifications which are hereby incorporated into and made part of this Contract.

(b) For Deliveries to Export Locations: Standard Grade Dense Soda Ash (Sodium Carbonate, Anhydrous), as per the attached specifications which are hereby incorporated into and made part of this Contract.

If higher purity or grade of material is produced by Seller; Seller will give Buyer access thereto on a competitive basis with Seller’s offers to other buyers.

3. Quantity. *****

*****

A portion of the foregoing quantity shown for ***** has previously been supplied during ***** prior to the consummation on the date hereof of the transactions contemplated by the Stock Purchase Agreement, dated as of November 29, 1995 (the “Stock Purchase Agreement”), between Seller, Buyer and others.

At least thirty (30) days prior to January 1 of each year, commencing with 1997. Buyer shall provide written notice to Seller of ***** shall be incorporated herein; provided that to the extent ***** during the then current calendar year, ***** shall be incorporated only with Seller’s consent.

***** are to be estimated one hundred twenty (120) days prior to the end of the calendar year for the upcoming year by Buyer. Seller is to agree to such volume by ninety (90) days prior to the end of the year.

4. Price. The pricing for domestic deliveries in any year shall be *****

Domestic deliveries hereunder shall be made to destinations at the aforesaid price freight pre pay and add. Seller shall prepay freight and shall invoice Purchaser for such freight charges at its most favorable rates. For (****) this reference price for *****. For ***** pricing shall be negotiated between Buyer and Seller by no later than 90 days prior to the end of each calendar year for the next calendar year. *****.

Seller shall provide notice to Buyer of any domestic price changes made in accordance with the above provisions, including, in reasonable detail, the calculations supporting any such price change. Buyer shall be afforded reasonable access to Seller’s records on reasonable advance notice and during Seller’s normal business hours for the purpose of verifying the calculation by Seller of any price change applicable hereunder. At Buyer’s request, its independent public accountants may audit the calculations used by Seller to verify the calculations and components used to determine price. If discrepancies are noted, Buyer and Seller shall agree to adjust prices accordingly. Any such audits will be conducted at mutually agreed upon times, but no more frequently than once each year. All costs of such audits shall be for the account of Buyer.

5. Packages. For domestic deliveries, Seller’s standard Hopper Cars and Hopper Trucks; Pressure Differential Hopper Cars may be supplied by Seller. For export deliveries, bulk ocean going vessel. Additionally Buyer may require other containers or packages and will reimburse Seller’s costs for same.

6. Terms. Buyer acknowledges that it shall make payments on a monthly basis, without any right of offset, as follows: *****. Seller shall invoice all domestic shipments in a single invoice monthly. Buyer is to provide letter of credit support reasonably acceptable to Seller for all export shipments.

7. Deliveries. Unless otherwise specified herein, deliveries shall be made in approximately equal monthly quantities, except that Seller reserves the right to limit monthly deliveries to the pro rated estimated or minimum quantity provided for in this Contract.

8. Weights. In case of bulk carload or hoppertruck shipments, Shipper’s weight certified to by sworn Weighmaster, shall govern within 1/29, unless proven wrong by Buyer.

9. Meet or Release (Competitive Offer). If after 36 months following the effective date of this Agreement Buyer receives a written offer from a reputable United States producer not controlled by or controlling Buyer, to supply, in place of Seller, all or a portion (which portion shall be no less than 12 month’s supply) of the goods remaining to be supplied hereunder which are of like quality, for a like use and deliverable in like quantities, at an F.O.B. Green River price less than the then effective F.O.B. Green River reference price hereunder, and Buyer determines in its sole discretion that it is willing to accept such offer, then upon Buyer’s written notice stating all the terms and conditions, including the quantity the Buyer intends to purchase of the competitive offer, Seller may by written notice within thirty (30) days of receipt of Buyer’s notice: (a) meet the competitive offer for the quantity that Buyer intends to purchase from the competitive source and amend this Contract accordingly; or (b) choose not to meet the competitive offer but instead deduct from the quantity provided in this Contract the quantity that Buyer intends to purchase from the competitive source, and amend this Contract accordingly. If Seller has not exercised its options above within said thirty (30) days, then Buyer may either (i) elect option (b) on behalf of Seller by written notice to Seller within thirty (30) days after the expiration of such period for Seller’s election, or (ii) cancel this Contract upon six (6) months’ prior written notice.

10. Buyer’s Additional Cancellation Option. If during the term of this Contract, Seller determines that it intends to engage, directly or indirectly, in the production and sale in the United States of sodium bicarbonate, then Seller shall give Buyer written notice, at least two years (to the extent reasonably practicable) in advance of the date production of sodium bicarbonate by or for Seller is to commence. If such notice is given or Seller otherwise engages, directly or indirectly, in the production and sale in the United States of sodium bicarbonate without having given such notice, then Buyer shall have the option of canceling this Contract on not less than ninety (90) days’ prior written notice to Seller.

11. Title and Risk of Loss. Title and Risk of Loss with respect to the material sold hereunder shall transfer to Buyer at the Wyoming Partnership Plant, Green River, Wyoming.

12. Warranties. Seller warrants that the material delivered hereunder shall meet Seller’s standard quality or such other specifications as have been expressly attached hereto and made part of this Contract. SELLER MAKES NO OTHER EXPRESS WARRANTIES; THERE ARE NO IMPLIED WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION OF THE FACE OF ANY SHIPMENT AND THERE IS NO IMPLIED WARRANTY OF MERCHANTABILITY; AND BUYER ASSUMES ALL RISK AND LIABILITY FOR ALL LOSS, DAMAGE OR INJURY TO PERSON OR PROPERTY RESULTING FROM THE USE OF SAID MATERIAL IN MANUFACTURING PROCESSES OR IN COMBINATION WITH OTHER SUBSTANCES, OR OTHERWISE.

13. Limitation of Liability. No claim of any kind, whether as to materials delivered or for nondelivery of materials, and whether arising in tort or contract, shall be greater in amount than the purchase price of the materials in respect of which such damages are claimed. Notwithstanding the foregoing, the failure to give notice of claim within ninety (90) days from the day of delivery, or the date fixed for delivery, as the case may be, shall constitute a waiver by Buyer of all claims in respect of such materials. In no event shall Seller be liable for special, indirect or consequential damages.

14. Returnable Containers. All returnable containers used in making deliveries hereunder are Seller’s property and shall be used by Buyer only for proper storage of Seller’s material originally delivered hereunder. Buyer shall return such containers to Seller’s shipping point, in substantially the same condition received (normal wear and tear excepted), within two months from the date of original shipment.

15. Taxes. Buyer shall reimburse Seller for all taxes, excise or other charges that Seller may be required to pay to any government (national, state, provincial or local) upon,

or measured by, the sale, production, transportation or use of any material sold hereunder. Seller may at its option add to the price of the materials sold hereunder the amount of any increase in transportation charges for shipments to Buyer.

16. Force Majeure. Neither party shall be liable for its failure to perform hereunder if said performance is made impracticable due to any circumstances beyond the reasonable control of the party affected, including, but not limited to, acts of God, fires, floods, wars, sabotage, accidents, labor disputes or shortages, plant shutdown, equipment failure, voluntary or involuntary compliance with any law, order, rule or regulation of government agency or authority, or inability to obtain material (including power and fuel), equipment or transportation. The affected party may omit purchases or deliveries during the period of continuance of such circumstances and the contract quantity shall be reduced by the quantities omitted. During any period when Seller shall be unable to supply the total demands for any material provided for in this Contract, whether caused by the circumstances specified above or otherwise. Seller may allocate any available material among all buyers, including its own divisions and departments, on such basis as it may deem fair and practical.

17. Separate Transactions; Default. Each shipment shall constitute a separate and independent transaction and Buyer or Seller may recover for such shipment without reference to any other. If Buyer or Seller is in default with respect to any of the terms and conditions of this Contract, the other party may, at its option, defer further shipments hereunder until such default be remedied (in which event the non-defaulting party may elect to extend the Contract period for a time equal to that for which shipments were so deferred), or, in addition to any other legal remedy, the non-defaulting party may decline further performance of this Contract.

18. Entire Agreement. This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no understandings, representations or warranties of any kind, express or implied, not expressly set forth herein. No modification of this Contract shall be of any force or effect unless such modification is in writing and signed by the party to be bound thereby; and no modifications shall be effected by the acknowledgment or acceptance of purchase order forms containing terms or conditions at variance with those set forth herein.

19. Successors and Assigns. This Contract shall the binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but shall not be assigned by Buyer without the prior written consent of Seller, which consent shall not be unreasonably withheld.

20. No Waiver. Seller’s waiver of any breach, or failure to enforce any of the terms and conditions of this Contract, at any time, shall not in any way affect, limit or waive Seller’s right thereafter to enforce and compel strict compliance with every term and condition hereof.

21. Governing Law. Buyer and Seller agree that this Contract shall be deemed to have been made and executed in the State of New York and that any dispute arising under this Contract shall be resolved in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Contract as of the date and year first above mentioned.

OCI CHEMICAL CORPORATION

By:	/s/ Charles E. Stewart

RHONE-POULENC INC.

By:	/s/ Pierre Valla
Pierre Valla

AMENDMENT NO. 1

TO THE

SODA ASH SUPPLY CONTRACT

AMENDMENT No. 1, dated as of June 30, 1999, to the Soda Ash Supply Contract, dated as of February 29, 1996 (jointly referred to herein as the “Agreement”), by and between OCI Chemical Corporation, a Delaware corporation (herein, together with its successors and assigns, “OCI”), Rhône-Poulenc Inc., a New York corporation (“Rhône-Poulenc”) and Rhodia, Inc., a Delaware corporation (“Rhodia”).

WHEREAS, OCI and Rhône-Poulenc were parties to the Agreement; and

WHEREAS, Rhodia is Rhône-Poulenc’s successor in interest to the Agreement; and

WHEREAS, Rhodia intends to close the purchase of all of the outstanding equity of Albright & Wilson plc, a United Kingdom corporation (“Albright & Wilson”) on January 1, 2000; and

WHEREAS, the parties wish to amend the Agreement to add Albright & Wilson as a party;

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Section 9 of the Agreement. Section 9 of the Agreement is hereby amended by replacing the words “36 months” with the words “60 months” in the first line thereof.

2. Albright & Wilson. Rhodia agrees that, commencing on the later of (i) January 1, 2000, (ii) the closing or abandonment of Rhodia’s acquisition (direct or indirect) of Albright & Wilson (the “Closing”) plus 60 days or (iii) the date upon which the last effective contract of Albright & Wilson to purchase soda ash, in effect prior to January 1, 2000, will expire on its own terms or could have been terminated by Albright & Wilson without material monetary penalty by the timely transmission of a notice given after the Closing to the other party (the “Effective Date”), OCI will supply *** on the same terms and conditions as those contained in the Soda Ash Supply Contract (as amended by the Amendment Agreement). In addition, Rhodia shall, subsequent to the Closing, promptly cause Albright & Wilson to take any and all necessary actions to properly and effectively terminate any terminable agreements terminable without material monetary penalty which provide for the supply of soda ash from other parties. Rhodia shall, on or before the Effective Date, cause Albright & Wilson, or its successor, to execute a joinder agreement, pursuant to which Albright & Wilson agrees to the relevant provisions of the Soda Ash Supply Agreement (as amended by the Amendment Agreement) as of the Effective Date. In the event that, for any reason, Albright & Wilson has not executed a satisfactory joinder agreement prior to March 1, 2000, or 60 days after the Closing, whichever is later, Rhodia shall make the settlement payment called for by the TRM Settlement Agreement, which payment will not relieve Rhodia of its obligations under this Section 2 except if the acquisition of Albright and Wilson is abandoned by Rhodia.

3. Successor in Interest. Rhodia, as Rhône-Poulenc’s successor in interest to the Agreement, assumes and agrees to discharge in full all of Rhône-Poulenc’s obligations to OCI arising under the Agreement.

4. Effect on Agreement. Except as expressly provided herein, the terms and conditions of the Agreement shall continue in full force and effect. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment No. 1.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment or caused this Amendment to be executed as of the day and year first above written.

OCI CHEMICAL CORPORATION

By:	/s/ Christopher T. Fraser
Name:	Christopher T. Fraser
Title:	President & Chief Operating Officer

RHÔNE-POULENC INC.

By:	/s/ Illegible
Name:	Illegible
Title:	VP Finance & Administration

RHODIA, INC.

By:	/s/ Pierre Valla
Name:	Pierre Valla, Sr V.P.
Title:

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AMENDMENT No 2

TO THE SODA ASH SUPPLY CONTRACT

(Port Maitland, Ontario, Canada)

AMENDMENT No 2, dated as of January 1, 2003, to the Soda Ash Supply Contract dated as of February 29, 1996; as amended pursuant to Amendment No. 1 to the Soda Ash Supply Contract, dated as of June 30, 1999, and Addendum No. 1 regarding Freight Agreement, dated as of January 4, 2000 (as so amended, the “Contract”), by and between OCI Chemical Corporation, a Delaware corporation (herein, together with its successors and assigns, “OCI” or “Seller”) and Innophos, Inc., a Delaware corporation, (successor and assignee of Rhodia Inc., itself a successor and assignee of Rhone-Poulenc, Inc.) (Innophos, Inc., together with its affiliate, Innophos Canada, Inc., successors and assigns, “Buyer”).

WITNESSETH:

WHEREAS, Rhodia closed the purchase of all the outstanding equity of Albright & Wilson plc, a United Kingdom corporation (“Albright & Wilson”) on or about March 15, 2000, including the Port Maitland, Ontario, Canada plant site (“Port Maitland”); and

WHEREAS, Buyer and Seller wish to include Buyer’s Port Maitland, Ontario, Canada plant site (“Port Maitland”) in the Contract; and

WHEREAS, (*****)                                                                                                                                                                              and

WHEREAS, the parties wish to amend the Contract accordingly;

NOW, THEREFORE, the parties agree as follows:

1. Section 1, “Contract Period.”, is amended by adding a new subsection (a):

“(a) With respect to the Port Maitland business only, this Amendment No 2 covers the period from January 1, 2003 to December 31, 2007, inclusive, and shall continue thereafter for successive terms of one contract year each, unless terminated by Buyer or Seller on not less than 12 months prior written notice to the other party or unless sooner terminated as provided herein.”

2. All references to “domestic” in the Contract are amended to “the United States and Canada”.

3. Section 2 (a) is amended to add a subparagraph (i) as follows:

“(i) For Deliveries to Port Maitland: High Purity Soda Ash, Dense (Sodium Carbonate, Anhydrous), conforming to Innophos specifications appended hereto as Exhibit “A -

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PM”, is hereby incorporated into and made a part of this Amendment No 2 to the Soda Ash Supply Contract.”

4. Section 3, “Quantity.”, is amended to add:

“Port Maitland	(*****) estimated but not guaranteed to be between (*****) per annum. Notwithstanding the foregoing, in any contract year during the term of this Amendment No 2 to the Soda Ash Supply Contract, (*****)

5. Section 4, “Price.”, is amended to add the following new paragraphs at the end thereof:

“Port Maitland”

“(a) Effective January 1, 2003, through December 31, 2003, the initial delivered price for shipments to Port Maitland by rail hopper car (each containing a minimum of 98 short tons per car) was established (*****) per short ton, (*****) (“Port Maitland Price”). For the four (4) calendar years beginning January 1, 2004, through January 1, 2007, the Port Maitland Price (****) plus the actual cost (calculated as US dollars per short ton) of rail freight, including any switching, track costs, etc., charged by the railroads from Green River, Wyoming, to Port Maitland, Ontario. Buyer shall be responsible for all Canadian GST taxes.”

“(b) As soon as practicable after the end of the 2004 and beyond contract years, but not later than the next 15th of February, Seller shall(*****) Any required adjustment to the amounts actually paid by Buyer for Product delivered by Seller during such year shall be remitted by either Seller or Buyer to the other party, as appropriate, within 55 days of such written notification. Within 30 days of the notice under subsection 4(b)(iii) above or as promptly thereafter as may be

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commercially reasonable, (*****)

“(c) (*****).

6. Section 6, “Terms.”, is amended, effective upon signing this Amendment No. 2, to add the following paragraph at the end thereof:

“For Pt. Maitland shipments, Buyer acknowledges that it shall make payments on a railcar by railcar basis, without any right of offset, (*****) shipment on which any given railcar, containing Product, is invoiced to Buyer. Any Safety Stock (defined below) delivered to Buyer shall have terms of net 30 days from shipped from rolling stock inventory. From time to time, Seller reserves its rights under the Uniform Commercial Code with respect to payment reliability based on Buyer’s creditworthiness. Seller shall invoice all shipments and each invoice shall be dated no earlier than the date of each shipment.”

“Buyer shall make timely programmatic payments via electronic-funds-transfer (“EFT/ACH”) pursuant to the payment terms hereof.”

“For any payments received by Seller five (5) days or more after such payments’ due date, pursuant hereto, the Buyer shall promptly pay Seller (*****) amount for Seller’s administrative costs.”

7. Section 7, “Deliveries.”, is amended to read “Deliveries and Product Support.” And the subsections 7(a)-(c) are added as follows:

“(a) Supply-Chain / Product-Support Program for Port Maitland:

(i) Seller shall maintain, as “rolling stock” inventory at no cost to Buyer and exclusively for use by Buyer’s Port Maitland plant, a (*****) short tons (ST) in hopper cars on leased trackage at locations (*****) delivery to Port Maitland (“Safety Stock”). Prior to termination of this Amendment No 2, Buyer agrees to receive, purchase and pay for this “rolling stock” inventory on a net thirty (30) day from shipped from rolling stock inventory. (*****)

(ii) Seller also guarantees (*****) from a facility located within (*****) Port Maitland.

(iii) Unless supplemental shipments via truck are attributable to Buyer’s faulty scheduling of product receipts at its Port Maitland Plant, any additional costs associated therewith shall be borne by Seller.”

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“(b) (*****) Seller agrees to use commercial reasonable efforts to (*****) Upon reaching any agreement, any cost of such reinforcement shall not be borne by (*****)

“(c) Support Systems: Seller shall provide: (i) back-up truck capability to release truck shipments upon Buyer’s request from the bulk storage capacity location(s) in Section 7(a)(i) above; (ii) Railcar Tracking Systems - Daily ETA Report (shipment cycle system) in the United States and a similar Railcar Tracing and Notification System via Canadian Railroad; (iii) Railcar Seal Program to guarantee product integrity through passage over Port Maitland’s property line; and (iv) Customer Service/Management on a ‘24/7-Emergency Rapid-Response’ basis.”

8. (*****)

9. Buyer’s Representations. Buyer represents and warrants to Seller that (*****)

10. Effect on Contract. Except as expressly provided herein, the terms and conditions of the Contract shall continue in full force and effect, and the terms and conditions of this Amendment No 2 shall have become effective from and after the date hereof.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No 2 or caused this Amendment No 2 to be executed as of the day and year first above written.

OCI CHEMICAL CORPORATION

By:	/s/ Christopher T. Fraser
Name:	Christopher T. Fraser
Title:	President & Chief Executive Officer

INNOPHOS, INC.

By:	/s/ Randy Gress
Name:	Randy Gress
Title:	President & Chief Executive Officer

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EXHIBIT “A – PM”

Specification for Soda Ash (Sodium Carbonate, Anhydrous) at Port Maitland, Ontario:

PORT MAITLAND, ONTARIO SPECIFICATIONS	MIN.	MAX.	UNITS	NOTES
Assay (as Na2C03)	(*****)	—%		Daily composites
H20 Insolubles (per car)	—	(*****)	ppm	(*****)
Chlorides (as NaCI)	—	(*****)	ppm	Report monthly
Sulfates (as S04)	—	(*****)	ppm	Report monthly
Calcium (as Ca)	—	(*****)	ppm	(*****)
Iron (as Fe)	—	(*****)	ppm	Report monthly
Arsenic (as As)	—	(*****)	ppm	Report quarterly
Fluoride	—	(*****)	ppm	Report monthly
Total Heavy Metals (as Pb)	—	(*****)	ppm	Report quarterly
Lead (as Pb)	—	(*****)	ppm	Report quarterly
APHA PAD test (1 grab per shipment)	—	(*****)	APHA Unit	(*****)
Total organic carbon (TOC)	—	(*****)	ppm	(*****)
On 30 mesh Screen	—	(*****)
Bulk Density (E-025) Loose –g/cm3		(*****)	lb/ft3

NOTES

Material meets all Food Chemicals Codex requirements.

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